Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
     AMENDMENT dated December 11, 2007 (the “Amendment”) to the Employment Agreement dated January 31, 2007 (the “Employment Agreement”) between Haights Cross Communications, Inc., a Delaware corporation (the “Company”), and Paul J. Crecca (“Crecca”). All capitalized terms not otherwise defined herein shall have the same meaning given to them in the Employment Agreement.
     WHEREAS, Section 14 of the Employment Agreement provides that it may be amended by mutual consent and now the Company and Crecca desire to amend the Employment Agreement as set forth below to reflect recent changes agreed to between the Company’s Board of Directors and Crecca.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Section 1(a) of the Employment Agreement shall be replaced in its entirety with the following text:
“Position. The Company agrees to employ Crecca, and Crecca agrees to serve as President and Chief Executive Officer of the Company. Crecca shall report to the Company’s Board of Directors.”
     2. Section 1(c) of the Employment Agreement shall be replaced in its entirety with the following text:
“Duties and Powers. Crecca shall have the customary duties, powers, responsibilities and authority of a President and Chief Executive Officer. Crecca shall perform such duties and exercise such powers upon such terms and conditions as the Board of Directors shall reasonably impose. Crecca shall devote his full working time and best efforts to the performance of his duties under this Agreement, except that, with the consent of the Board of Directors (which consent shall not be unreasonably withheld), Crecca may engage in charitable and community affairs activities. Crecca also agrees that participation as a member of an outside corporate board will only be undertaken with permission of the Board of Directors.”
     3. Section 2(a) of the Employment Agreement shall be replaced in its entirety with the following text:
“Base Salary. The Company shall pay Crecca an annual base salary of $435,000 commencing as of December 5, 2007 and continuing for the year 2008, increasing by

4% (four percent) in each subsequent calendar year of the Term thereafter (“Base Salary”).”
     4. Section 2(b) of the Employment Agreement shall be replaced in its entirety with the following:
“Annual Bonus. The Company shall pay Crecca an annual bonus (“Bonus”) of not less than 50% (fifty percent) of Base Salary in each year of the Term and, in each year of the Term, Crecca shall be eligible for a greater Bonus within the Board of Directors’ sole discretion. Bonus shall be paid no later than March 15 of the year following the applicable Bonus year. Bonus for 2007 shall be payable at the rate of 50%, or a greater rate at the discretion of the Board of Directors, of 2007 Base Salary as if this Agreement was in effect from January 1, 2007.”
     5. The reference in Section 3(a)(ii) to “the current year target amount” shall hereafter refer to the new annual bonus rate of 50%.
     6. In lieu of the address provided, any notices to the Company shall also be sent to the following address:
         Philip J. Flink, Esq.
         Brown Rudnick Berlack Israels LLP
         One Financial Center
         Boston, MA 02111
     7. No Other Changes. Except as amended hereby, the Employment Agreement shall remain in full force and effect and in accordance with its terms. This Amendment shall be limited solely for the purpose and to the extent expressly set forth herein and nothing express or implied shall constitute an amendment, supplement, modification or waiver to any other term, provision or condition of the Employment Agreement.
     8. Counterparts. This Amendment may be executed and delivered (including by facsimile and PDF transmission) in any number of counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.
     9. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, without reference to conflicts of laws rules.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the parties hereto or their duly authorized representatives, effective as of the date first above written.

HAIGHTS CROSS COMMUNICATIONS, INC.
By:	/s/ Mark Kurtz
Mark Kurtz, Senior Vice President and
Chief Financial Officer

/s/ Paul J. Crecca
Paul J. Crecca

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